 Exhibit (a)(1)(B)
TO PARTICIPATE IN THE HIGHLANDS REIT, INC. TENDER OFFER YOU MUST SUBMIT YOUR INSTRUCTIONS IN ONE OF THE FOLLOWING WAYS:Option 1) Internet — Visit the Offer Website at https://www.computershareCAS.com/Highlands2 and using the Account and Control Codes printed above, sign in and follow the instructions on the site.Option 2) Mail — Complete the instructions, sign and return this Letter of Transmittal in the envelope provided. LETTER OF TRANSMITTALTo Tender Shares of Common Stock of Highlands REIT, Inc. Pursuant to the Offer to Purchase Dated September 1, 2026 NAME SOCIAL SECURITY # ADDRESS: ACCOUNT # EMAIL: THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2026, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

You may tender all or a portion of your Shares at the fixed Purchase Price of $0.20 per Share. Indicate below whether you are tendering ALL of your Shares or specify the number of whole Shares you wish to tender at $0.20 per Share. See Section 2 — Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to Georgeson by telephone toll-free at 833-363-3589 within the United States, U.S. territories and Canada, or at +1 (516) 415-1586 outside the United States, U.S. territories and Canada. 1. Tendering ALL Shares or a Specific Number of Shares TENDER QUANTITY (CHECK ONE BOX OR ENTER THE NUMBER OF WHOLE SHARES TO BE TENDERED) All Shares whole Shares NOTE: Enter whole Shares only. If you are an Odd Lot Holder (a stockholder who owns beneficially or of record fewer than 100 Shares) and are tendering all your Shares, you must either complete this Letter of Transmittal and the Odd Lot certification form included with the Offer to Purchase or electronically complete and submit the information requested on the Company’s secured, online portal to qualify for the preferential treatment available to Odd Lot Holders. See Section 1 — Price; Number of Shares; Expiration Date; Proration of the Offer to Purchase. TO TENDER YOUR SHARES, COMPLETE AND RETURN THIS PAGE TO ONE OF THE FOLLOWING ADDRESSES: By Registered and Overnight Mail:Computershare Trust Company, N.A.Attn Corporate Actions Voluntary Offer150 Royall Street, Suite VCanton, Massachusetts 02021 By First Class Mail:Computershare Trust Company, N.A.Attn Corporate Actions Voluntary OfferP.O. Box 43011Providence. Rhode Island 02940-3011 SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

SPECIAL PAYMENT INSTRUCTIONS To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record. If special payment instructions are not provided below, the check for the purchase price of Shares purchased will be sent to the address of record. If your payment is to be issued in the name of someone other than the registered Stockholder, then you will need to have your signature medallion guaranteed. Issue check to: Name (Please Print) Street Address City State Zip The Offer to Purchase is available to be viewed at the Offer Website at https://www.computershareCAS.com/Highlands2 The Information Agent for the Offer is: 51 West 52nd Street, 6th Floor New York, NY 10019 Shareholders, Banks and Brokers Call Toll Free: (833) 363-3589 within the United States, U.S. territories and Canada,or +1 (516) 415-1586 outside the United States, U.S. territories and Canada

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof, and may be relied upon by Highlands REIT, Inc. and Computershare Trust Company, N.A. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company's records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned 'Capacity' and see Instructions 6, 7 and 8 in the Instructions to Letter of Transmittal.)

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Signature & Date - Stockholder/Executor/Personal Representative

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Signature & Date - Co-Stockholder/Co-Executor

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Telephone Number

Capacity

☐ Stockholder
☐ Executor/Executrix
☐ General Partner
☐ Personal Representative
☐ Trustee
☐ Power of Attorney

Medallion Signature Guarantee

Only required if signing in any capacity other than as a Stockholder or if a third-party address is provided above. Each signature must be separately Medallion Signature Guaranteed. A notarization is not acceptable.

CUSTODIAN INFORMATION

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Printed Name of Signer

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Name of Custodian

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Custodian Signature

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Custodian Telephone and Email

Medallion Signature Guarantee

Each square must be separately Medallion Signature Guaranteed. A notarization is not acceptable. Medallion Guarantee provided must be specific.

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity and Medallion Stamp must be affixed in the box above.

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